UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2018

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

Frequency of Advisory Vote on Executive Compensation

On August 21, 2018, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Vishay Intertechnology, Inc. (the "Company") and the Board reviewed and considered the Board's recommendation to the Company's stockholders at the 2017 Annual Meeting of Stockholders to hold an advisory vote on executive compensation ("say on pay") every three years ("say on frequency"). Based on the Committee's recommendation,  the Board approved holding annual say on pay votes and recommending to the Company's stockholders at the 2019 Annual Meeting of Stockholders that the Company hold say on pay votes annually. Accordingly, a say on pay vote and say on frequency vote will be presented to the Company's stockholders at the 2019 Annual Meeting of Stockholders.

Cash Dividend Declaration

On August 21, 2018, the Company declared a quarterly cash dividend of $0.085 per share of common stock and Class B common stock outstanding payable on September 27, 2018 to stockholders of record at the close of business on September 14, 2018. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated August 21, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2018

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer